                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement    [ ]  Confidential, for Use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                    PHILADELPHIA CONSOLIDATED HOLDING CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

        ------------------------------------------------------------------------

     (2)  Form, schedule or registration statement no.:

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     (3)  Filing party:

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     (4)  Date filed:

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

                    PHILADELPHIA CONSOLIDATED HOLDING CORP.
                           ONE BALA PLAZA, SUITE 100
                        BALA CYNWYD, PENNSYLVANIA 19004

         [PHILADELPHIA CONSOLIDATED HOLDING CORP. LIBERTY BELL GRAPHIC]

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                             ---------------------

To The Holders of Common Stock:

     The Annual Meeting of Shareholders of Philadelphia Consolidated Holding Corp. will be held on May 3, 2001 at 10:00 A.M. at the Marriott West Hotel, 111 Crawford Avenue, Conshohocken, Pennsylvania for the following purposes:

          (1) To elect ten Directors;

          (2) To vote on the approval of the appointment of independent auditors for the year 2001; and

          (3) To consider such other business as may properly come before the meeting.

Shareholders of record at the close of business on April 6, 2001 are entitled to notice of, and to vote at, said meeting.

                                            By Order of the Board of Directors

                                            CRAIG P. KELLER
                                            Secretary

April 9, 2001

                    PHILADELPHIA CONSOLIDATED HOLDING CORP.
                           ONE BALA PLAZA, SUITE 100
                        BALA CYNWYD, PENNSYLVANIA 19004

                             ---------------------
                                PROXY STATEMENT
                             ---------------------

     The accompanying proxy is solicited by the Board of Directors of Philadelphia Consolidated Holding Corp. (the "Company"), for use at the Annual Meeting of Shareholders to be held at the Marriott West Hotel, 111 Crawford Avenue, Conshohocken, Pennsylvania on May 3, 2001 at 10:00 A.M. This Proxy Statement, the foregoing Notice and the enclosed Proxy are being sent to shareholders of the Company on or about April 9, 2001.

     Any Proxy may be revoked at any time before it is voted by written notice, mailed or delivered to the Secretary of the Company, by delivering a Proxy bearing a later date or by attending the meeting and voting in person. If your proxy card is signed and returned without specifying a vote or an abstention on any proposal, it will be voted in accordance with the Board of Directors' recommendations on each proposal.

     The Board of Directors knows of no other matters which are likely to be brought before the meeting other than those specified in the notice thereof. If any other matters properly come before the meeting however, the persons named in the enclosed proxy, or their duly constituted substitutes acting at the meeting, will be authorized to vote or otherwise act thereon in accordance with their judgement on such matters. If the enclosed proxy is properly executed and returned prior to voting at the meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. In the absence of instructions, executed proxies will be voted "FOR" the ten nominees for the Board of Directors; and "FOR" the approval of the selection by the Board of Directors of PricewaterhouseCoopers LLP as the Company's independent auditors for the year 2001.

     Shareholders of record at the close of business on April 6, 2001 are entitled to vote at the meeting. On March 30, 2001, the Company had outstanding 13,523,397 shares of Common Stock, no par value. Each outstanding share of Common Stock is entitled to one vote and there is no cumulative voting. The presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast on the particular matter shall constitute a quorum for the purpose of considering such matter.

     Directors are elected by a plurality of the votes cast by the holders of shares of Common Stock of the Company present in person or represented by proxy at the meeting, with a quorum present. For purposes of the election of directors, abstentions and broker non-votes are not considered to be votes cast and do not affect the plurality vote required for directors.

     The Company has retained American Stock Transfer & Trust Company to solicit proxies by mail, courier, telephone, or facsimile and to request brokerage houses to forward soliciting material to beneficial owners. For these services the Company will pay a fee of approximately $13,000.

1.  ELECTION OF DIRECTORS

     The Board of Directors has nominated for election the ten persons named below, to hold office until the next Annual Meeting and until their successors have been duly elected and qualified. The Company believes that each nominee named below will be able to serve. However, should any such nominee be unable to serve as a director, the persons named in the proxies have advised that they will vote for the election of such substitute nominee as the Board of Directors may propose.

                             NOMINEES FOR DIRECTOR

     The names and ages of the nominees, their principal occupations, length of service as Directors of the Company, and certain other biographical information are set forth below:

     JAMES J. MAGUIRE, age 67, has served as Chief Executive Officer and Chairman of the Board of Directors of the Company since its formation in 1981 and its subsidiaries since their formation. Mr. Maguire previously served as President of the Company. He has worked in the insurance industry for over 40 years with experience in insurance accounting, underwriting, sales and marketing, claims management and administration.

     JAMES J. MAGUIRE, JR., age 40, joined the Company in 1996 and has served on the Board of Directors since 1997. He currently serves as President and Chief Operating Officer. Prior to his appointment as President, Mr. Maguire, Jr. served as Executive Vice President and Chief Operating Officer, and Vice President of Underwriting for the Company. Mr. Maguire, Jr. was previously employed as Assistant Vice President of Underwriting with American International Group, Inc., an insurance and financial services company. Mr. Maguire, Jr. is the son of Mr. James J. Maguire.

     SEAN S. SWEENEY, CPCU, RPLU, age 43, joined the Company in 1979 and has served on the Board of Directors of the Company since 1996. He currently serves as Executive Vice President, Director of Marketing. Prior to his appointment as Executive Vice President, he served as Senior Vice President, Director of Marketing for the Company since 1987. Mr. Sweeney previously was employed by the Company as a Regional Vice President, Regional Sales Manager, and sales representative. His current responsibilities include management of all marketing and sales for the Company. Mr. Sweeney is the nephew of Mr. James J. Maguire.

     ELIZABETH H. GEMMILL, age 55, was elected to the Board of Directors of the Company in 2000. Ms. Gemmill is currently the Managing Trustee of the Warwick Foundation. Ms. Gemmill previously served as Vice President and Secretary of the Tasty Baking Company from 1988 to 1999. Ms. Gemmill serves as a director of American Water Works Company, Inc., a provider of water and wastewater service, and Universal Display Corporation, a technology research and development company.

     WILLIAM J. HENRICH, JR., age 72, has served on the Board of Directors since 1996. Mr. Henrich is a senior partner with the law firm of Dilworth, Paxson, Kalish & Kauffman.

     PAUL R. HERTEL, JR., age 73, has served on the Board of Directors of the Company since 1987. Mr. Hertel has been an insurance broker with Paul Hertel & Company, Inc., for over 40 years and serves as Chairman of the Executive Committee of this company.

     THOMAS J. MCHUGH, age 69, has served on the Board of Directors of the Company since 1986. Mr. McHugh is Chairman of the Board and CEO of McHugh Associates, Inc., a registered investment advisor, since 1986 and has served as a director of The Rouse Company, a real estate development company, since 1980.

     MICHAEL J. MORRIS, age 66, has served on the Board of Directors of the Company since 1993. Mr. Morris served as Chairman and Chief Executive Officer of Transport International Pool Corporation, a multinational corporation that principally provided transport services, from 1975 to his retirement in 1992.

     DIRK A. STUUROP, age 52, has served on the Board of Directors of the Company since 1999. Mr. Stuurop currently is President of Stuurop & Company, a privately owned strategic advisory firm. Mr. Stuurop previously served in various investment banking positions with Merrill Lynch and Company from 1982, until his retirement in early 1999, most recently as Chairman, Global Financial Institutions. Additionally, Mr. Stuurop serves as director of Exodus Communications, a provider of Internet system and network management solutions, is a member of the Wharton Graduate Executive Board, a director of the Netherland America Foundation, and a director of various private corporations.

     J. EUSTACE WOLFINGTON, age 68, has served on the Board of Directors of the Company since 1986. Mr. Wolfington served as President of the H.A.C. Group of Companies, an international automobile leasing consulting firm from 1981 until his retirement in 2000.

                   ADDITIONAL INFORMATION REGARDING THE BOARD

     MEETINGS. During 2000, the Board of Directors met four times. Each director attended at least 75% of the meetings of the Board of Directors and any committee on which such director served, except for Mr. J. Eustace Wolfington, who attended 70% of all such meetings.

     BOARD COMMITTEES. The Audit Committee met three times in 2000. The current Audit Committee consists of Messrs. Stuurop (Chairman), Henrich, Jr., and Wolfington. Among other duties, the Audit Committee recommends the selection of the Company's independent auditors and reviews the Company's financial condition, and the scope and results of the independent audit and any internal audit.

     The Compensation Committee met one time in 2000. The current Compensation Committee consists of Messrs. Hertel, Jr. (Chairman), McHugh, and Morris. Among other duties, the Compensation Committee evaluates the performance of principal officers, recommends to the Board of Directors the selection and compensation of principal officers, and administers the Company's various compensation plans.

     The Investment Committee met three times in 2000 and is responsible for monitoring investment policy and activities. The current Investment Committee consists of Messrs. Morris (Chairman), Maguire, Maguire, Jr., Hertel, Jr., Stuurop, Sweeney, Wolfington, and Ms. Gemmill.

     The Nominating Committee met two times in 2000 and currently consists of Messrs. McHugh (Chairman), Maguire, Maguire, Jr., Henrich, Jr., and Sweeney. The Nominating Committee is responsible for recommending to the Board of Directors candidates for nomination to the Board. The Nominating Committee will consider recommendation of candidates for nomination to the Board of Directors from shareholders. In order for shareholder recommendations to be considered for the 2002 Annual Meeting, such recommendations must be received by the President of the Company at One Bala Plaza, Suite 100, Bala Cynwyd, Pennsylvania 19004 no later than March 13, 2002. Any recommendation must be accompanied by the written consent of the individual recommended to serve as a Director.

     RELATED PARTY TRANSACTIONS. The Company utilized investment advisory services from McHugh Associates Inc. of which a board member, Thomas J. McHugh is a shareholder and serves as Chairman of the Board and CEO. The fee for these services amounted to $200,000 for 2000.

     Mr. James J. Maguire, the Company's Chairman and Chief Executive Officer, had outstanding advances from the Company in varying amounts during 2000, the highest aggregate amount of which was $1,058,000. These advances were non-interest bearing and were repaid in full on January 23, 2001. Also, Mr. Timothy J. Maguire, a Company Vice President, has an outstanding non-interest bearing advance from the Company in the amount of $120,000. Mr. Timothy J. Maguire is the son of Mr. James J. Maguire.

                 MANAGEMENT -- DIRECTORS AND EXECUTIVE OFFICERS

     Directors hold office until the next annual meeting of the shareholders, or until their successors are duly elected and qualified. Officers are elected by and serve at the discretion of the Board of Directors. The Directors and Executive Officers of the Company are as follows:

NAME                          AGE                          POSITION
----                          ---                          --------
James J. Maguire............  67     Chairman of the Board of Directors and Chief
                                     Executive Officer
James J. Maguire, Jr. ......  40     Director, President and Chief Operating Officer
Sean S. Sweeney.............  43     Director, Executive Vice President
Elizabeth H. Gemmill........  55     Director
William J. Henrich, Jr. ....  72     Director
Paul R. Hertel, Jr. ........  73     Director
Thomas J. McHugh............  69     Director
Michael J. Morris...........  66     Director
Dirk A. Stuurop.............  52     Director
J. Eustace Wolfington.......  68     Director
Craig P. Keller.............  50     Senior Vice President, Secretary, Treasurer, and
                                     Chief Financial Officer

     See "Nominees for Director" for the biographies of Ms. Gemmill, and Messrs. Maguire, Maguire, Jr., Sweeney, Henrich, Jr., Hertel, Jr., McHugh, Morris, Stuurop, and Wolfington.

     CRAIG P. KELLER, age 50, joined the Company as Vice President and Chief Financial Officer in December 1992 and was appointed Secretary in 1993, Treasurer in 1997 and Senior Vice President in 1999. Mr. Keller was previously employed by Reliance Insurance Group, Inc., a subsidiary of Reliance Group Holdings, where he served in various financial capacities from 1985 through 1992, including Assistant Vice President from June 1991 to December 1992. Mr. Keller, formerly with Coopers & Lybrand, is a Certified Public Accountant.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the ownership of the Company's Common Stock as of March 31, 2001 by: (i) each person known to the Company to own beneficially more than 5% of the outstanding Common Stock;
(ii) each of the Company's nominees for directors and persons referred to in the Summary Compensation Table; and (iii) all of the directors and executive officers as a group. As used in this table, "beneficially owned" means the sole or shared power to vote or dispose of, or to direct the voting or disposition of, the shares, or the right to acquire such power within 60 days after March 31, 2001 with respect to any shares.

                                                                 SHARES         PERCENT
                                                              BENEFICIALLY    BENEFICIALLY
NAME(1)                                                         OWNED(2)         OWNED
-------                                                       ------------    ------------
James J. Maguire............................................   4,618,781(3)       34.2%
Elizabeth H. Gemmill........................................         189             *
William J. Henrich, Jr. ....................................       6,000             *
Paul R. Hertel, Jr. ........................................      18,000(4)          *
Roger L. Larson.............................................       9,786(5)          *
Thomas J. McHugh............................................       8,000             *
Michael J. Morris...........................................      21,000             *
Dirk A. Stuurop.............................................      11,977             *
J. Eustace Wolfington.......................................     412,350           3.0%
Sean S. Sweeney.............................................     132,700           1.0%

                                                                 SHARES         PERCENT
                                                              BENEFICIALLY    BENEFICIALLY
NAME(1)                                                         OWNED(2)         OWNED
-------                                                       ------------    ------------
Craig P. Keller.............................................       6,932             *
James J. Maguire, Jr........................................     865,137(6)        6.4%
Thomas G. Maguire...........................................     858,528(7)        6.3%
The Kaufmann Fund, Inc......................................   1,300,000(8)        9.6%
FMR Corp....................................................   1,141,595(8)        8.4%
Liberty Wanger Asset Management, L.P., WAM Acquisition GP,
  Inc., and Liberty Acorn Trust.............................     840,000(9)        6.2%
All Directors and Executive Officers as a Group (12
  persons)..................................................   6,110,852          45.0%

---------------------------
 *  Less than 1%

(1) The named shareholders' business address is One Bala Plaza, Suite 100, Bala Cynwyd, PA 19004, except that, the business address of: The Kaufmann Fund, Inc. is 140 E. 45th Street, 43rd Floor, New York, NY 10017; FMR Corp. is 82 Devonshire Street, Boston, MA 02109; and Liberty Wanger Asset Management L.P., WAM Acquisition GP, Inc. and Liberty Acorn Trust is 227 West Monroe Street, Suite 3000, Chicago, IL 60606.

(2) To the Company's knowledge, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, unless otherwise noted in the footnotes to this table and except for shares referred to in the following sentence. With respect to Mr. Sean S. Sweeney, the shares beneficially owned include 50,000 shares subject to currently outstanding options exercisable on or before 60 days from March 31, 2001.

(3) Of these shares, 1,750,500 are owned jointly by Mr. Maguire and his wife Frances Maguire, as to which Mr. Maguire shares the voting and investment power with his wife; 254,266 shares are owned by The Maguire Foundation of which Mr. Maguire is co-director with his wife; and 200,000 are owned of record by his wife. Mr. Maguire disclaims beneficial ownership of the 200,000 shares owned of record by his wife.

(4) Record owner is P&E Limited Partnership, a family limited partnership of which Mr. Hertel and his wife are general partners. Mr. Hertel has shared voting and investment power with his wife with respect to these shares.

(5) Of these shares, 8,775 are owned by The Roger L. Larson Trust, which is controlled by Roger L. Larson and his wife as co-trustees. Mr. Larson has shared voting and investment power with his wife with respect to these shares.

(6) Of these shares, 110,816 shares are owned by a trust for the benefit of Mr. James J. Maguire, Jr. and 747,712 shares are in trusts for the other children of Mr. James J. Maguire, of which Mr. James J. Maguire, Jr. is deemed to be beneficial owner of such shares because he has shared voting and investment power of such shares as co-trustee of these trusts.

(7) These shares are owned by trusts for the children of Mr. James J. Maguire and Mr. Thomas G. Maguire is deemed to be beneficial owner of such shares because he has shared voting and investment power of such shares as co-trustee of these trusts.

(8) According to the Schedules 13G filed with the Company by The Kaufmann Fund, Inc., and FMR Corp., respectively, these shares were acquired in the ordinary course of business, were not acquired for the purpose of and do not have the effect of changing or influencing the control of the issuer of such securities and were not acquired in connection with, or as a participant in, any transaction having such purposes or effect.

(9) According to the Schedule 13G filed with the Company, Liberty Wanger Asset Management L.P. and WAM Acquisition GP, Inc. have shared voting and dispositive power for 840,000 shares and Liberty Acorn Trust has shared voting and dispositive power for 675,000 shares. Additionally, according to this Schedule 13G, these shares were acquired and are held in the ordinary course of business and were not acquired and are not held for the purpose of or with the effect of changing or influencing the control of the issuer and were not acquired and are not held in connection with or as a participant in any transaction having that purpose or effect.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires that the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, file reports of ownership and changes in ownership with the Securities and Exchange Commissioner ("SEC"). Officers, directors, and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, for the period January 1, 2000 through December 31, 2000, or its knowledge that no Forms 5 were required for certain reporting persons, the Company believes that all filing requirements applicable to its officers and directors were complied with, except for one late filing of a Form 5, for Mr. Stuurop, and two late filings of a Form 4 for Mr. Maguire, Jr. in his capacity as co-trustee.

                             EXECUTIVE COMPENSATION

     The following table sets forth certain information with respect to compensation paid or accrued by the Company during each of the last three years to the Company's Chief Executive Officer, and each of the Company's other executive officers.

                           SUMMARY COMPENSATION TABLE

                                                                       LONG-TERM
                                                                  COMPENSATION AWARDS
                                                                  --------------------
                                                  ANNUAL                 NO. OF
                                               COMPENSATION        SHARES UNDERLYING
                                           --------------------   --------------------      ALL OTHER
NAME AND PRINCIPAL POSITION         YEAR   SALARY($)   BONUS($)   OPTIONS(#)   SARS(#)   COMPENSATION($)
---------------------------         ----   ---------   --------   ----------   -------   ---------------
James J. Maguire, Chief             2000    813,750         --          --         --        179,442(1)(3)
  Executive Officer and             1999    845,048         --          --         --        165,000(1)(3)
  Chairman of the Board             1998    812,557    500,000          --         --        192,006(1)(3)

James J. Maguire, Jr., Director,    2000    250,000         --       5,000         --            637(1)
  President and Chief               1999    238,462         --     100,000         --          6,135(1)(2)
  Operating Officer                 1998    170,250     50,000          --         --         12,919(1)(2)

Sean S. Sweeney, Director and       2000    220,000         --      40,000         --          8,287(1)
  Executive Vice President          1999    218,077     30,000          --         --          9,986(1)(2)
                                    1998    174,685    131,177          --         --          8,831(1)

Craig P. Keller, Senior Vice        2000    210,000         --       5,000         --          8,758(1)
  President, Secretary, Treasurer,  1999    193,678         --          --         --         10,349(1)(2)
  and Chief Financial Officer       1998    168,712     20,000      25,000         --         11,483(1)(2)

---------------------------
(1) Includes both matching and profit sharing contributions by the Company under its defined contribution plan, as well as premiums paid on term life insurance policies.

(2) Includes the discount from the fair market value of the Company's common stock purchased pursuant to the Company's Employee Stock Purchase Plan.

(3) Pursuant to an agreement between the Company and a trust created by Mr. James J. Maguire and his wife, Frances M. Maguire, the Trust has purchased a split-dollar life insurance policy on the joint lives of Mr. Maguire and his wife. Under the agreement, the Company pays the premium on the policy and the trust is the beneficiary of the insurance policy. However, the Company has been granted a security interest in the death benefit of the policy equal to the sum of all premium payments made by the Company. The arrangement is designed so that if the assumptions made as to mortality experience, policy dividends and other factors are realized, the Company, upon the death of the survivor of Mr. Maguire and his wife or the surrender of the policy, will recover all of its insurance premium payments which do not include certain amounts paid to Mr. Maguire, as described below. The premium paid by the Company in 2000 and 1999 pursuant to this arrangement was $338,174 each year. The amount in this column does not include such premium payment. However, the amount in this column includes the sum of each future years' present value of the imputed interest on such premium payment (adjusted for the cost of term insurance based upon the joint lives of Mr. Maguire and his wife). The interest amount calculated for 2000 and 1999 is $163,041 and $148,065, respectively. Pursuant to the split dollar arrangement described above, Mr. Maguire receives each year an amount equal to the portion of the annual premium due and payable on the life insurance policy which is not paid by the Company pursuant to the above described formula, but paid by Mr. Maguire. The amount reported in this column included said amount totaling $7,756 and $7,181 in 2000 and 1999, respectively.

                              STOCK OPTION GRANTS

     The following table contains information concerning the grant of stock options during 2000 to the Company's Chief Executive Officer and each of the Company's executive officers. There were no stock appreciation rights ("SARs") granted in 2000 for the named persons.

                             OPTION GRANTS IN 2000

                                                                                            POTENTIAL REALIZABLE
                                                    INDIVIDUAL GRANTS                         VALUE AT ASSUMED
                                 --------------------------------------------------------     ANNUAL RATES OF
                                                  % OF TOTAL                                    STOCK PRICE
                                 NO. OF SHARES   OPTIONS/SARS                                 APPRECIATION FOR
                                  UNDERLYING      GRANTED TO    EXERCISE OR                    OPTION TERM($)
                                    OPTIONS       EMPLOYEES      BASE PRICE    EXPIRATION   --------------------
NAME                              GRANTED(1)       IN 2000       ($/SHARE)        DATE         5%         10%
----                             -------------   ------------   ------------   ----------   ---------  ---------
James J. Maguire...............          --            --              --             --          --         --
James J. Maguire, Jr. .........       5,000           1.8%        $22.813       11/01/10      31,500     69,600
Sean S. Sweeney................      35,000          12.8%        $14.375        1/03/10     139,000    307,200
                                      5,000           1.8%        $22.813       11/01/10      31,500     69,600
Craig P. Keller................       5,000           1.8%        $22.813       11/01/10      31,500     69,600

---------------------------
(1) Options are exercisable after the fifth anniversary from date of grant.

                      STOCK OPTION EXERCISES AND HOLDINGS

     The following table sets forth information relating to the exercise of stock options by Mr. Maguire and the number and value of options and SARs held at December 31, 2000 by the Company's Chief Executive Officer and by each of the Company's other executive officers.

                  AGGREGATED OPTION/SAR EXERCISES IN 2000 AND
                   OPTION/SAR VALUES AT DECEMBER 31, 2000(1)

                                                          NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                         UNDERLYING UNEXERCISED             IN-THE-MONEY
                                                              OPTIONS/SARS                 OPTIONS/SARS AT
                              SHARES        VALUE         AT FISCAL YEAR END(#)          FISCAL YEAR END($)
                            ACQUIRED ON    REALIZED    ---------------------------   ---------------------------
                            EXERCISE(#)     ($)(2)     EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                            -----------   ----------   -----------   -------------   -----------   -------------
James J. Maguire..........   2,613,492    64,406,900           --            --              --             --
James J. Maguire,
  Jr.(3)..................          --            --           --       307,900              --      6,117,600
Sean S. Sweeney(4)........          --            --           --       240,000              --      4,530,300
Craig P. Keller(5)........          --            --           --        42,500              --        545,000

---------------------------
(1) All share and per share amounts granted prior to November 1997 were restated to reflect a two for one split of the Company's common stock distributed in November 1997.

(2) An individual, upon exercise of an option, does not receive cash equal to the amount contained in the Value Realized column of this table. Instead, the amount contained in the Value Realized column reflects the increase in the price of the Company's Common Stock from the option grant date to the option exercise date. No cash is realized until the shares received upon exercise of an option are sold.

(3) Exercise price of: $8.500 for 2,900 options; $9.313 for 200,000 options; $13.875 for 100,000 options; $22.813 for 5,000 options.

(4) Exercise price of: $8.125 for 100,000 options; $14.375 for 35,000 options; $22.813 for 5,000 options; Base price of $14.50 for 100,000 SARs.

(5) Exercise price of: $20.500 for 25,000 options; $22.813 for 5,000 options; Base price of $11.250 for 12,500 SARs.

                             DIRECTORS COMPENSATION

     Non-employee directors receive annual compensation of $18,000, plus $1,000 for each Board meeting attended and $500 for each Committee meeting attended. Non-employee directors may designate a portion of their fees to be used for the purchase of shares of the Company's common stock under the terms of the Directors Stock Purchase Plan.

                             COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee (the "Committee") of the Board of Directors is responsible for administering the compensation program for the Company's executives including the executive officers named in the Summary Compensation Table. The Committee is composed exclusively of independent, non-employee directors who are not eligible to participate in any of the Company's executive compensation programs. All decisions by the Committee relating to the compensation of the Company's executive officers are reviewed by the Board of Directors.

     COMPENSATION PHILOSOPHY. The Company's executive compensation program is based upon a pay-for-performance philosophy. The Company is committed to a strong link between its business and strategic goals and its compensation program. The financial goals for certain elements of the compensation program are reviewed and approved by the Board in conjunction with its approval of the Company's strategic and operating plans.

     BASE SALARY. An executive's base salary is determined by an assessment of his or her sustained performance, experience, scope and job demands, as well as current salary levels at peer companies. While some of these companies are in the Nasdaq Insurance Stocks Index and some are not, these were generally selected for the peer group because they were considered comparable to the Company either in terms of market capitalization, or because they compete with, or are in lines of business related to, the Company's business.

     ANNUAL INCENTIVES. The Company utilizes cash bonuses as a principal method of tying compensation to performance. The cash bonus for the CEO, if any, is calculated based on an earnings per share formula, with other executive's cash bonuses also based upon an earnings per share formula, and with respect to marketing executives, based upon production and profitability goals. The Company believes that the cash bonus creates a direct link between the Company's profitability and the compensation of executives. Incentive compensation is also provided by the Company's Amended and Restated Employees' Stock Option Plan (the "Stock Option Plan") and the awarding of Stock Appreciation Rights.

     RATIONALE FOR CHIEF EXECUTIVE OFFICER COMPENSATION. In setting Mr. Maguire's 2000 base salary and bonus, the Compensation Committee considered, among other factors, compensation levels for chief executive officers of other peer specialty property and casualty insurance companies, Mr. Maguire's experience and knowledge of the industry and the favorable developments achieved by the Company in 1999 under Mr. Maguire's leadership, including $15.1 million of net operating income, the reaffirmation of the A+

(Superior) rating from A.M. Best Company for the Company's insurance subsidiaries, the successful completion of the Company's acquisition of Liberty American Insurance Group, Inc., the continued expansion of the Company's marketing organization, and the continued development of the Preferred Agent program.

     POLICY ON DEDUCTIBILITY OF COMPENSATION. Section 162(m) of the Internal Revenue Code ("Section 162(m)") limits to $1.0 million the annual tax deduction for compensation paid to the Chief Executive Officer and any of the four highest paid other executive officers unless certain requirements for performance-based compensation are met. The Compensation Committee considered these requirements and designed the Cash Bonus Plan of the Chief Executive Officer and the Stock Option Plan, accordingly. The Committee currently intends to continue to comply with the requirements of Section 162(m) but reserves the right to alter the Cash Bonus Plan and the Stock Option Plan if it believes that doing so would be in the best interests of the Company and its shareholders.

                    SUBMITTED BY THE COMPENSATION COMMITTEE
                           OF THE BOARD OF DIRECTORS
                         PAUL R. HERTEL, JR., CHAIRMAN
                                THOMAS J. MCHUGH
                               MICHAEL J. MORRIS

                            STOCK PERFORMANCE GRAPH

     The graph below compares the cumulative total shareholder return on the Company's Common Stock with the cumulative total return of the NASDAQ Stock Market (U.S.) ("NASDAQ -- US") Index and the NASDAQ Insurance Stocks Index (SIC Codes 631 and 633) ("NASDAQ -- INS"). The comparison begins on December 31, 1995.

                                      LOGO

           --------------------------------------------------------------------------------------------------
                                         1995        1996        1997        1998        1999        2000
           --------------------------------------------------------------------------------------------------
            Philadelphia Consolidated
              Holding Corp.             100.00      143.08      218.46      278.46      178.46      380.00
            The NASDAQ Stock Market
              (US)                      100.00      123.04      150.69      212.51      394.92      237.62
            NASDAQ Insurance Stocks     100.00      113.99      167.21      148.98      115.57      145.12

                           INDEPENDENT AUDITORS FEES

     In addition to retaining PricewaterhouseCoopers LLP ("PWC") to audit the consolidated financial statements for 2000, the Company retained PWC to provide various other services in 2000, and expect to continue to do so in the future. The aggregate fees billed for professional services by PWC in 2000 for these various services were:

     - Audit Fees: $113,750 for services rendered for the annual audit of the Company's consolidated financial statements for 2000 and the quarterly reviews of the financial statements included in the Company's Forms 10-Q;

     - Financial Information Systems Design and Implementation Fees:  None.

     - All Other Fees: $31,000, which consists primarily of fees for the Company's insurance subsidiaries actuarial certification.

                             AUDIT COMMITTEE REPORT

     The Audit Committee of the Board of Directors (the "Committee") is comprised of the three directors named below. Each member of the Committee is an independent director under the rules of the National Association of Securities Dealers, Inc. through its Nasdaq Stock Market Inc. subsidiary. The Committee has adopted a written charter which has been approved by the Board of Directors, and which is set forth in Appendix A of this Proxy Statement. The Committee has reviewed and discussed the Company's audited financial statements with management, which has primary responsibility for the financial statements. PWC, the Company's independent auditors for 2000, are responsible for expressing an opinion on the conformity of the Company's audited financial statements with generally accepted accounting principles. The Committee has discussed with PWC the matters that are required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees). PWC has provided to the Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed independence matters with PWC. The Committee also considered whether PWC's provisions of non-audit services is compatible with PWC's independence.

     Based on the considerations referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for 2000 and that PWC be appointed independent auditors for the Company for 2001. The foregoing report is provided by the following independent directors, who constitute the Audit Committee:

                                          Dirk A. Stuurop (Chairman)
                                          William J. Henrich, Jr.
                                          J. Eustace Wolfington

2.  APPROVAL OF APPOINTMENT OF INDEPENDENT AUDITORS

     Subject to the shareholders' approval, the Board of Directors has appointed the firm of PricewaterhouseCoopers LLP, which served as the Company's independent auditors for the year 2000, to serve as the Company's independent auditors for the year 2001. If the shareholders do not approve this appointment by the affirmative vote of a majority of shares present in person or represented by proxy at the meeting, other independent auditors will be considered by the Board.

     A representative of PricewaterhouseCoopers LLP is expected to be present at the meeting and will have the opportunity to make a statement if the representative desires to do so. The representative is also expected to be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

                           PROPOSALS OF SHAREHOLDERS

     It is currently contemplated that the Company's 2002 Annual Meeting of Shareholders will be held on May 2, 2002. In order to be set forth in the Company's Proxy Statement for such meeting, shareholder proposals must be received by the President of the Company at One Bala Plaza, Suite 100, Bala Cynwyd, Pennsylvania 19004, no later than December 9, 2001.

                                                                      APPENDIX A

                            AUDIT COMMITTEE CHARTER

                              ADOPTED JUNE 6, 2000

                                    PURPOSE

     The Audit Committee (the "Committee") shall provide assistance to the Board of Directors (the "Board") in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process. This includes overviewing the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or users thereof, the Company's systems of internal accounting and financial controls, and the annual independent audit of the Company's financial statements.

     In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel, auditors or other experts for this purpose. The Board and the Committee are in place to represent the Company's shareholders; accordingly, the independent accountants are ultimately accountable to the Board and the Committee.

                           COMPOSITION AND EXPERTISE

     The Committee shall be comprised of three or more directors, as determined by the Board, each of whom shall, except as may otherwise be permitted under the rules of the National Association of Securities Dealers, Inc. through its Nasdaq Stock Market Inc. ("Nasdaq") subsidiary, fulfill the independence requirements of Nasdaq, and shall be free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgement as a member of the Committee. All members of the Committee shall be financially literate or shall become financially literate within a reasonable period of time after appointment to the Committee and at least one member of the Committee shall have accounting or related financial expertise.

     The members of the Committee shall be determined by the Board at its annual organizational meeting or until their successors shall be duly elected and qualified. Unless a Chairperson is elected by the Board, the members of the Committee may designate a Chairperson by a majority vote of the full Committee membership.

                                    MEETINGS

     The Committee shall meet annually with management, the director of the internal auditing department and the independent accountants separately to discuss any matters that the Committee or each of these groups believes should be discussed privately. Additionally, the Committee or its Chairperson shall meet with the independent accountants and management quarterly to review the Company's financial statements consistent with the Committee's key responsibilities below.

                              KEY RESPONSIBILITIES

     The Committee's purpose is one of oversight and the Committee recognizes that the Company's management is responsible for preparing the Company's financial statements and that the independent accountants are responsible for auditing such financial statements, and that the financial management, including the internal auditing staff, as well as the independent accountants, have more time, knowledge and detailed information on the Company than does the Committee. Consequently, in discharging its oversight role, the Committee is not providing any expert or special assurance as to the Company's financial statements, any professional certification as to the independent accountant's work, or compliance with laws and regulations and the Company's code of conduct. It is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent accountants.

     The following shall be recurring activities of the Committee in carrying out its oversight role. These activities are set forth as a guide from which the Committee may diverge given the circumstances.

     - The Committee shall review with management and the independent accountants the audited financial statements to be included in the Company's Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of Form 10-K) and review and consider with the independent accountants the matters required to be discussed by Statement of Auditing Standards ("SAS") No. 61, as amended.

     - As a whole, or through the Committee chairperson, the Committee shall review with the independent accountants the Company's interim financial results to be included in the Company's quarterly reports on Form 10-Q to be filed with the Securities and Exchange Commission and the matters required to be discussed by SAS No. 61 as amended; this review will occur prior to the Company's filing of the Form 10-Q.

     - The Committee shall discuss with management and the independent accountants the quality and adequacy of the Company's internal accounting and financial controls.

     - The Committee shall advise the Board with respect to the Company's policies and procedures regarding compliance with the Company's code of conduct.

     - The Committee shall:

        - request from the independent accountants annually, a formal written statement delineating all relationships between the independent accountants and the Company consistent with Independence Standards Board Standard Number 1;

        - discuss with the independent accountants any such disclosed relationships and their impact on the independent accountants' independence; and

        - recommend that the Board take appropriate action to oversee the independence of the independent accountants.

        - annually prepare a report to the Company's shareholders as required by
          Item 306 of Regulation S-K; and submit such report for inclusion in the Company's annual proxy statement.

     - The Committee, subject to any action that may be taken by the full Board, shall have the ultimate authority and responsibility to nominate for shareholder approval, evaluate and, where appropriate, replace the independent accountants.

     - The Committee shall review and assess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

--------------------------------------------------------------------------------
              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF
                    PHILADELPHIA CONSOLIDATED HOLDING CORP.

The undersigned shareholder hereby appoints James J. Maguire and Craig P. Keller, or either one of them, the proxies of the undersigned, with full power of substitution, to vote all the shares of common stock of Philadelphia Consolidated Holding Corp. standing in the name of the undersigned at the close of business on April 6, 2001 at the Annual Meeting of Shareholders of the Company to be held on Thursday, May 3, 2001 at 10:00 a.m. EDT and at any and all adjournments thereof, with all the powers the undersigned would possess if the undersigned were present.

The undersigned shareholder instructs the proxies to vote as specified on this proxy on the matters described in the Company's Proxy Statement dated April 9, 2001. Proxies will be voted as instructed.

IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE COMPANY'S NOMINEES AS DIRECTORS (INCLUDING THE ELECTION OF ANY PERSON TO THE BOARD OF DIRECTORS WHERE A NOMINEE NAMED IN THE PROXY STATEMENT IS UNABLE OR WILL NOT SERVE); AND FOR THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS.

BY EXECUTION OF THIS PROXY, THE UNDERSIGNED SHAREHOLDER CONFERS UPON THE ABOVE-APPOINTED PROXIES THE DISCRETIONARY AUTHORITY TO VOTE UPON ANY OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.

The undersigned acknowledges receipt of the Proxy Statement and Notice of said meeting, both dated April 9, 2001, and the Company's 2000 Annual Report to Shareholders.

                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)
--------------------------------------------------------------------------------

                        PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF SHAREHOLDERS
                    PHILADELPHIA CONSOLIDATED HOLDING CORP.

                                  MAY 3, 2001

               - PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED -


A [X]  PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.


1. ELECTION OF DIRECTORS.
   FOR         WITHHELD
   [ ]            [ ]

For, except vote withheld from the following nominee(s):

______________________________________________________________

______________________________________________________________

NOMINEES: Elizabeth H. Gemmill
          William J. Henrich, Jr.
          Paul R. Hertel, Jr.
          James J. Maguire
          James J. Maguire, Jr.
          Thomas J. McHugh
          Michael J. Morris
          Dirk A. Stuurop
          Sean S. Sweeney
          J. Eustace Wolfington

2. APPOINTMENT OF INDEPENDENT AUDITORS:
   Appointment of PricewaterhouseCoopers LLP as independent auditors for the fiscal year ending December 31, 2001.

   FOR   AGAINST   ABSTAIN
   [ ]     [ ]       [ ]

THE UNDERSIGNED HEREBY ACKNOWLEDGES THAT THIS PROXY SHALL BE VALID AND MAY BE VOTED WHETHER OR NOT THE SHAREHOLDER'S NAME IS SET FORTH BELOW OR A SEAL IS AFFIXED OR THE DESCRIPTION, AUTHORITY OR CAPACITY OF THE PERSON SIGNING IS GIVEN OR OTHER DEFECT OF SIGNATURE EXISTS.



Signature of Shareholder(s)_________________________ DATE________ 2001
NOTE: Please sign your name exactly as it appears hereon. When signing as attorney-in-fact, executor, administrator, trustee, or guardian, please add your title as such, and if signer is a corporation, please sign with full corporate name by duly authorized officer or officers and affix the corporate seal. Where stock is issued in the name of two or more persons, all such persons should sign.